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Stan J.H. Lee, CPA
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( a member firm of DMHD Hamilton Clark & Co.)        Direct #) 201-681-7475
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2182 Lemoine Avenue                                  Tel) 201-944-7246
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Suite 200                                            Fax) 815-846-7550
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Fort Lee, NJ 07024                                   e-mail) SIERRA5533@AOL.COM







To the Board of Directors
and Management of  Valesc Inc.


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use of our review report dated July 20, 2001 relating to the independent auditors' review reports and reviewed comparative financial statements of Valesc Inc. as of June 30, 2001 and 2000 and for the second quarter periods ended June 30, 2001 and 2000 as appears in such Form 10-QSB in the Company's filings with the US Securities and Exchange Commission.








/s/ Stan J.H. Lee,  CPA
------------------------

Stan J.H. Lee, CPA

Fort Lee, New Jersey
July 29th , 2001




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